EXHIBIT 23.1

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122044) of Salon Media Group, Inc. of our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) dated June 24, 2016, relating to the financial statements of Salon Media Group, Inc., which appears in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

June 24, 2016